EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Gregory T. Lucier, Chief Executive Officer of Life Technologies Corporation (the “Registrant”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:
(1)	the Quarterly Report on Form 10-Q of the Registrant (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: May 4, 2011

/s/ Gregory T. Lucier
Gregory T. Lucier
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Life Technologies and will be retained by Life Technologies and furnished to the Securities and Exchange Commission or its staff upon request.